As filed with the Securities and Exchange Commission on November 18, 2016

Registration No. 333-213620

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-3

ON

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Great Elm Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6719	94-3219054
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

200 Clarendon Street, 51st Floor

Boston, Massachusetts 02116

(617) 375-3006

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard S. Chernicoff

Chief Executive Officer

Great Elm Capital Group, Inc.

200 Clarendon Street, 51st Floor

Boston, MA 02116

(617) 375-3006

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Michael J. Mies	Paul Broude
Skadden, Arps, Slate, Meagher & Flom LLP	Foley & Lardner LLP
525 University Avenue	111 Huntington Avenue
Palo Alto, CA 94301	Boston, MA 021999
(650) 470-3130

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-1, as amended by two pre-effective amendments (Registration No. 333-213620) (the “Registration Statement”) of Great Elm Capital Group, Inc., a Delaware corporation (the “Registrant”), hereby amends the Registration Statement to remove from registration all subscription rights and shares of common stock of the Registrant from the Registration Statement that remain unsold.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on November 18, 2016.

GREAT ELM CAPITAL GROUP, INC.

By:	/s/ Richard S. Chernicoff
Name:	Richard S. Chernicoff
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on November 18,  2016.

Signature	Title
/s/ Richard S. Chernicoff	Chief Executive Officer and Director
Richard S. Chernicoff	(Principal Executive Officer)

/s/ James D. Wheat*	Chief Financial Officer
James D. Wheat	(Principal Financial Officer and Principal Accounting
Officer)
/s/ Peter A. Reed*	Director
Peter A. Reed

Director
Jeffery S. Serota

/s/ Boris Teksler*	Director
Boris Teksler

/s/ Hugh Steven Wilson*	Director
Hugh Steven Wilson
*By: /s/ Richard S. Chernicoff
Richard S. Chernicoff, Attorney-in-Fact